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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                          Pursuant to Section 13 of the

                         Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): March 30, 2001


                          Discover Card Master Trust I
                  --------------------------------------------
               (Exact name of registrant as specified in charter)



     Delaware                      0-23108                       51-0020270
     --------                      -------                       ----------
    (State of                    (Commission                   (IRS Employer
  Organization)                  File Number)                Identification No.)


c/o Discover Bank
12 Read's Way
New Castle, Delaware                                               19720
---------------------------------------------                      -----
(Address of principal executive offices)                         (Zip Code)


Registrant's Telephone Number, including area code:  (302) 323-7434
                                                     --------------


Former name or former address, if changed since last report:  Not Applicable



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Item 5.  Other Events

               Amendments. On March 30, 2001, the Pooling and Servicing Agreement, dated as of October 1, 1993, between Discover Bank (formerly Greenwood Trust Company) as Master Servicer, Servicer and Seller and U.S. Bank National Association (formerly First Bank National Association, successor trustee to Bank of America Illinois, formerly Continental Bank, National Association) as Trustee (the "Pooling and Servicing Agreement"), and the related Series Supplements, were amended in response to a change in accounting standards. Copies of the amendments are attached as Exhibits 4.1 and 4.2.

Item 7.  Exhibits

Exhibit 4.1 Fifth Amendment to the Pooling and Servicing Agreement between Discover Bank as Master Servicer, Servicer and Seller and U.S. Bank National Association as Trustee, dated as of March 30, 2001.


Exhibit 4.2 Omnibus Amendment to Series Supplements listed on Exhibit A between Discover Bank as Master Servicer, Servicer and Seller and U.S. Bank National Association as Trustee, dated as of March 30, 2001.











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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                        Discover Card Master Trust I
                                           (Registrant)


                                        By:  Discover Bank
                                             (Originator of the Trust)


Date:  April 6, 2001                    By:     /s/ Michael F. Rickert
                                             -----------------------------------
                                             Michael F. Rickert
                                             Vice President, Chief Accounting
                                               Officer and Treasurer




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                                INDEX TO EXHIBITS


Exhibit 4.1 Fifth Amendment to the Pooling and Servicing Agreement between Discover Bank as Master Servicer, Servicer and Seller and U.S. Bank National Association as Trustee, dated as of March 30, 2001.


Exhibit 4.2 Omnibus Amendment to Series Supplements listed on Exhibit A between Discover Bank as Master Servicer, Servicer and Seller and U.S. Bank National Association as Trustee, dated as of March 30, 2001.


















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